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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                August 27, 2001


ARTISTdirect, Inc.
5670 Wilshire Boulevard, Suite 200
Los Angeles, CA 90036

     Re: ARTISTdirect, Inc.-Registration Statement for Offering of an Aggregate of 444,480 Shares of Common Stock

Dear Ladies and Gentlemen:

     We have acted as counsel to ARTISTdirect, Inc. a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 444,480 shares of the Company's common stock (the "Shares") issuable pursuant to written stock option agreements dated May 31, 2001 between the Company and Frederick W. Field (the "Option Agreements") unassociated with any stock option plan maintained by the Company.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Option Agreements. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of the Option Agreements and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Agreements or the Shares.



                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP